UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, the Independent Compensation Subcommittee of the Compensation Committee (the “Committee”) of the Board of Directors of Charah Solutions, Inc. (the “Company”) approved grants of performance share units (“PSUs”) and restricted stock units (“RSUs”) under the Charah Solutions, Inc. 2018 Omnibus Incentive Plan to Mr. Scott A. Sewell, the Company’s President and Chief Executive Officer, and Mr. Nicholas W. Jacoby, the Company’s Interim Chief Financial Officer and Treasurer, in the following amounts: Mr. Scott A. Sewell, 68,293 PSUs and 102,440 RSUs; and Mr. Nicholas W. Jacoby, 24,391 PSUs and 36,586 RSUs. In connection with the awards, on April 4, 2019, the Committee approved forms of grant notices and award agreements for the PSUs (the “PSU Grant Notices and Agreements”) and the RSUs (the “RSU Grant Notices and Agreements” and, together with the PSU Grant Notices and Agreements, the “Grant Notices and Agreements”). Pursuant to the Grant Notices and Agreements, the PSUs and the RSUs are eligible for dividend equivalents. Any such dividend equivalent rights are payable in cash within 60 days following the date on which the PSUs and the RSUs to which they relate vest. The PSUs and the RSUs generally remain subject to forfeiture based on the respective officer’s continuation of employment and compliance with any confidentiality, non-competition or non-solicitation covenants contained in the Grant Notices and Agreements or in any other agreement between the Company or any affiliate of the Company and the respective officer. The PSUs vest on April 1, 2022 (the “Performance Period End Date”) based on the volume-weighted average price of a share of the Company’s common stock achieving a pre-established amount for 20 consecutive trading days immediately preceding any date on or prior to the Performance Period End Date. The RSUs vest in three equal annual installments on April 1 of each of 2020, 2021 and 2022. Following vesting, the PSUs and the RSUs will be converted to, and paid in the form of, an equivalent number of shares of the Company’s common stock.

The foregoing description of the terms and conditions of the Grant Notices and Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Grant Notices and Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: April 8, 2019	By:	/s/ Scott A. Sewell
Scott A. Sewell President and Chief Executive Officer